Exhibit 10.15

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONTRACT EXTENSION LETTER OF AGREEMENT

hereinafter (“Contract Extension”)

made effective as of June 1st 2013 (“Contract Extension Effective Date”).

Contract Extension to the RESEARCH COLLABORATION AND LICENSE AGREEMENT dated as of June 16, 2012 (the “Collaboration Agreement”) by and between

(1)	ZEALAND PHARMA A/S, a corporation organized and existing under the law of Denmark and having its registered office at Smedeland 36, DK-2600 Glostrup, Denmark (“Zealand”); and

(2)	PROTAGONIST PTY. LTD., a company organized and existing under the laws of Australia and having its registered office at 306 Carmody Road, St Lucia, Brisbane Qld 4072, Australia (“Protagonist Pty. Ltd.”); and

(3)	PROTAGONIST THERAPEUTICS, INC., a Delaware corporation having its principal place of business 1455 Adams Drive, Suite 2003, Menlo Park, CA 94025, USA (“Protagonist Therapeutics” and together with Protagonist Pty. Ltd., collectively, “Protagonist,”)

(Collectively the “Parties” and each a “Party”).

WHEREAS, the Collaboration Agreement governs the collaboration between Zealand and Protagonist in the field of identifying and characterize DRPs that bind to and have activity on a target selected by Zealand and approved by Protagonist in order that Zealand can further develop such DRPs to become or to be used in the development of therapeutics for the treatment of human and animal diseases.

WHEREAS, the Parties have the possibility of extending the Initial Development Program and modifying the Research Plan as to include additional services related to the existing work on [*] the Zealand Target.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties agree to amend the Collaboration Agreement as follows:

1. Capitalized Terms. Unless otherwise defined herein, any capitalized terms used in this Contract Extension shall have the meanings ascribed to them in the Collaboration Agreement.

2. Extension of Initial Development Program In accordance with the terms laid out in Section 5.4 of the Collaboration Agreement and by signing this Contract Extension the Parties have agreed to extend the Initial Development Program by [*] “Contract Extension Period” from the Contract Extension Effective Date with an option to extend by a further [*] if mutually agreed by the Parties. Such option to be called by either Party no later than 14 days prior to expiration of the Contract Extension Period.

Further, in accordance with Section 5.4 of the Collaboration Agreement, the Parties have agreed to include in the Research Plan the additional services provided below. The specific details pertaining to the performance of the additional services by Protagonist and Zealand shall be agreed upon by the JRC as laid out in Section 3 of the Collaboration Agreement and put in writing and added to the Research Plan, hereinafter “Amended Research Plan. The JRC will convene an extraordinarily meeting in direct continuation of the ordinary meeting scheduled for June 19th 2013 in order to finalize the agreed Amended Research Plan which will then be adopted by the Parties.

Additional services to be included in the Research Plan:

[*]

3. No other Amendment. Save as specifically amended by this Contract Extension the Collaboration Agreement shall continue in full force and effect in all respects.

5. Counterparts. This Contract Extension may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

IN WITNESS WHEREOF, the Parties have signed this Contract Extension as of the Contract Extension Effective Date.

[SIGNATURE PAGE FOLLOWS]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ZEALAND HARMA A/S

By:	/s/ David Horn Solomon
Name:	David Horn Solomon
Title:	President, CEO

PROTAGONIST PTY. LTD

By:	/s/ Dinesh V. Patel
Name:	Dinesh V. Patel
Title:	President & CEO

PROTAGONIST THERAPEUTICS

By:	/s/ Dinesh V. Patel
Name:	Dinesh V. Patel
Title:	President & CEO

3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.